AMENDMENT NO. 3

TO THE

AMENDED AND RESTATED MASTER INTERGROUP SUB-ADVISORY CONTRACT

FOR MUTUAL FUNDS

This Amendment dated as of April 23, 2021, amends the Amended and Restated Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated July 1, 2020, between Invesco Advisers, Inc. (the “Adviser”), on behalf of AIM Growth Series (Invesco Growth Series), and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”), as follows: W I T N E S S E T H: WHEREAS, the parties desire to amend the Agreement to change the name of Invesco Peak Retirement™ Now Fund to Invesco Peak Retirement™ Destination Fund, effective April 23, 2021, and to add Invesco Peak Retirement™ 2010 Fund, effective April 28, 2021; NOW, THEREFORE, the parties agree that;

1. Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A

Funds

Invesco Active Allocation Fund
Invesco Convertible Securities Fund
Invesco Global Low Volatility Equity Yield Fund
Invesco Income Allocation Fund
Invesco International Diversified Fund
Invesco Main Street Mid Cap Fund®
Invesco Main Street Small Cap Fund®
Invesco Peak Retirement™ 2010 Fund
Invesco Peak Retirement™ 2015 Fund
Invesco Peak Retirement™ 2020 Fund
Invesco Peak Retirement™ 2025 Fund
Invesco Peak Retirement™ 2030 Fund
Invesco Peak Retirement™ 2035 Fund
Invesco Peak Retirement™ 2040 Fund
Invesco Peak Retirement™ 2045 Fund
Invesco Peak Retirement™ 2050 Fund
Invesco Peak Retirement™ 2055 Fund
Invesco Peak Retirement™ 2060 Fund
Invesco Peak Retirement™ 2065 Fund
Invesco Peak Retirement™ Destination Fund
Invesco Quality Income Fund
Invesco Select Risk: Conservative Investor Fund
Invesco Select Risk: Growth Investor Fund
Invesco Select Risk: High Growth Investor Fund
Invesco Select Risk: Moderate Investor Fund
Invesco Select Risk: Moderately Conservative Investor Fund
Invesco Small Cap Growth Fund”

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:	/s/ Jeffrey H. Kupor
Name:	Jeffrey H. Kupor
Title:	Senior Vice President & Secretary

INVESCO CANADA LTD.

Sub-Adviser

By:	/s/ Shalomi Abraham
Name:
Title:

INVESCO ASSET MANAGEMENT
DEUTSCHLAND GMBH

Sub-Adviser

By:	/s/ Alexander Taft Doris Pittlinger
Name:
Title:

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:	/s/ Nick Tolchard
Name:
Title:

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By:	/s/ Takashi Matsuo
Name:	Takashi Matsuo
Title:	CAO & Head of Human Resources

INVESCO HONG KONG LIMITED

Sub-Adviser

By:	/s/ Lee Siu Mei / Kinson Tong
Name:	Lee Siu Mei / Kinson Tong
Title:	Head of Finance, GC / Director, Portfolio Svcs, AP

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Antonio Reina
Name:
Title:

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